Exhibit 5.1

FULBRIGHT & JAWORSKI L.L.P.
A REGISTERED LIMITED LIABILITY PARTNERSHIP
666 FIFTH AVENUE, 31ST FLOOR
NEW YORK, NEW YORK 10101-3198
WWW.FULBRIGHT.COM
TELEPHONE: (212) 318-3000
FACSIMILE: (212) 318-3400

December 3, 2009

Applied DNA Sciences, Inc.
25 Health Sciences Drive, Suite 113
Stony Brook, NY 11790

Re:  Registration Statement on Form S-8
Dear Sirs:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), on behalf of Applied DNA Sciences, Inc., a Delaware corporation (the “Company”), relating to 99,375,000 shares of common stock, par value $0.001 per share (“Common Stock”), issuable under the Company’s 2005 Incentive Stock Plan, as amended (the “Plan”, and such shares of Common Stock, the “Plan Shares”).

As counsel to the Company, we have examined such corporate records, other documents and such questions of law as we have deemed necessary or appropriate for the purposes of this opinion and, upon the basis of such examinations, advise you that in our opinion all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Plan Shares pursuant to the Plan; and that the Plan Shares being registered pursuant to the Registration Statement, when issued and paid for in accordance with the terms of the Plan, will be duly authorized, legally issued, fully paid and non-assessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.  This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

Very truly yours,

/s/ Fulbright & Jaworski L.L.P.

Fulbright & Jaworski L.L.P